PART II. OTHER INFORMATION:

Item 6.  Exhibits and Reports on Form 8-K

    (a)  Exhibits

           Number           Description

           (11)        Statement Re Computation of Per Share
                       Earnings

    (b) No reports on Form 8-K were filed during the quarter for which this report is filed.

                          SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          CROMPTON & KNOWLES CORPORATION
                                         (Registrant)




August 9, 1994                By: /s/ Charles J. Marsden
                                Charles J. Marsden
                               Vice President - Finance
                               (Principal Financial Officer)




August 9, 1994                By: /s/ John T. Ferguson
                               John T. Ferguson, II
                               General Counsel and Secretary